UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): ____March 31, 2006_______

Florida Public Utilities Company
(Exact Name of Registrant as Specified in Charter)

Florida	001-10608	59-0539080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 South Dixie Highway, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(561) 832-0872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Executive Compensation

On March 31, 2006, Florida Public Utilities Company (the “Company”) entered into employment agreements with John T. English, Chief Executive Officer; Charles L. Stein, Chief Operating Officer; and George M. Bachman, Chief Financial Officer.

Each of these agreements has a three-year term. Each agreement provides for an annual base salary for the named executive officer, which salary may be adjusted upward from time to time as the Compensation Committee may determine, but may not be decreased without the executive’s consent. The initial annual base salary for each of these officers is as determined by the Compensation Committee at its December 2005 meeting. The agreements provide that the executive is eligible for additional compensation under the Company’s incentive compensation plan which provides for a payment of up to 20 percent of the executive’s total eligible compensation if certain performance criteria are achieved. The incentive compensation for which each executive is eligible in 2006 under the agreements is the same as set by the Compensation Committee in December 2005. The agreement may be terminated by the named executive officer on 30 days’ notice for any reason. If the agreement is terminated by the company without good cause or upon a change of control, or by the executive for good reason, then the company must make a lump sum severance payment to the executive of 2.99 times the executive’s then current compensation. The agreements include gross-up payment provisions to protect the executive from payment of certain excise and penalty taxes imposed under the Internal Revenue Code upon a lump sum payment as contemplated by the agreements.

A “change of control” is defined in the agreements to include a merger; a change in the composition of the board of directors such that less than a majority are current directors or directors recommended by at least a majority of the current board; a sale of all or substantially all of the assets of the Company; a shareholder approved plan of liquidation or dissolution; and acquisition by any person or group of 20 percent or more of the voting securities of the Company. “Good reason” will exist if the executive’s authority or responsibilities are materially reduced without his consent (and in the case of Mr. English, the failure of the stockholders to re-elect him as a director or his removal as a director) or, in the event of a change of control, a change in location of the Company’s executive offices more than 100 miles from West Palm Beach. The agreements include indemnification provisions requiring the company to indemnify the executive to the fullest extent permitted by the Company’s charter documents.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits
10.1	Employment Agreement between the Company and John T. English dated March 31, 2006.

10.2	Employment Agreement between the Company and Charles L. Stein dated March 31, 2006.

10.3	Employment Agreement between the Company and George M. Bachman dated March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida Public Utilities Company
(Registrant)

Date: April 5, 2006	By:	/s/ George M. Bachman
Name: George M. Bachman
Title: CFO, Treasurer & Corporate Secretary

Exhibit Index

Number	Item

10.1	Employment Agreement between the Company and John T. English dated March 31, 2006.

10.2	Employment Agreement between the Company and Charles L. Stein dated March 31, 2006.

10.3	Employment Agreement between the Company and George M. Bachman dated March 31, 2006.